COREL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 5, 2009
VOTING RESULTS
Resolution #1:
On a show of hands, the Chairman declared that the shareholders ratified the Election of directors for all nominees listed below:

	For	Withheld
Daniel T. Ciporin	24,820,564	197,984
Steven Cohen	24,819,464	199,084
Barry A. Tissenbaum	24,821,814	196,734
Amish Mehta	24,816,995	201,553
Alexander Slusky	22,499,147	2,519,401
Resolution #2:
On a show of hands, the Chairman declared that the shareholders ratified the appointment of PricewaterhouseCoopers LLP as auditors and authorizing the directors to fix the auditors’ remuneration.
Proxies Tabulated:

For:	25,016,600
Withheld:	1,949
Total:	25,018,549
Dated this 5th day of May, 2009.
CIBC MELLON TRUST COMPANY

/s/ Radha Mulchan-Singh
Radha Mulchan-Singh